PROMISSORY NOTE EXTENSION- JMA- R
CASH OUT

Initial Note:

$25,000 (Twenty Five Thousand Dollars) *Dated: July 10, 2007*
Principal Amount *State of Nevada*

Funding Date- On or before July 11, 2007
Due Date of Note October 11, 2007

FOR VALUE RECEIVED, Twenty Five Thousand Dollars ($25,000), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (Borrowers) hereby promises to pay to the order of Publishers Development Services, Inc., a business, located at 101 South Main Street, Fon du Lac, WI, 54935 (920-922-4864) (Maker) the sum of $25,000 (Twenty Five Thousand Dollars). Said sum shall be paid in the manner following:

This Promissory Note shall bear interest at ten percent (10%) per annum from the Funding Date to the Due Date.

At the Due Date Borrower will repay the Note in the following manner:

Borrower will repay the Principal Amount along with accrued interest within 10 days of the Due Date via check to the Makers address above.

The Maker hereby agrees to extend the Due Date of the Initial Note to January 11, 2008 for an additional consideration of fifty thousand (50,000) shares of 144 restricted common stock of the Borrowers, said stock to be issued within 30 days of signing of this Promissory Note Extension.

Signed the date recorded below:

David Larson, CEO — Date: 10-1-07
Indigo-Energy, Inc.

Accepted by Maker:

Janeille M. Anderson, an individual — Date — EIN#